                                                                    Exhibit 99.1

                              IDT HOLDINGS, INC.

                        WRITTEN CONSENT OF STOCKHOLDERS





     Pursuant to Sections 228 and 251 of the General Corporation Law of the State of Delaware and the Bylaws of IDT Holdings, Inc. (the "Company"), the undersigned stockholder hereby consents to and approves the adoption of the following resolution with respect to all the shares of common stock of the Company which the undersigned holds of record on April 9, 1999, the record date established by the Company's Board of Directors, and is entitled to vote:

     RESOLVED, that (1) the Agreement and Plan of Reorganization and Merger, dated as of November 14, 1998 and as amended December 11, 1998, February 3, 1999 and March 16, 1999, by and among Identix Incorporated, the Company and ID Acquisition Corp (the "Agreement") be, and it hereby is, approved and adopted and (2) the merger of the Company with ID Acquisition Corp. contemplated in the Agreement be, and it hereby is, approved.

     The foregoing resolution shall be effective after the Company receives written consents of like tenor from holders of a majority of the shares of Company common stock outstanding on the record date.

-------------------------------------------------------------------------------
The Company's Board of Directors recommends that stockholders consent to and approve the foregoing resolution. Please complete, sign, date and return this written consent promptly in the enclosed reply envelope.
-------------------------------------------------------------------------------

     Please print and sign your name exactly as it appears on your stock certificate. Joint owners should each sign. If you are signing as an officer, attorney, executor, administrator, trustee or guardian, please give your name and title as such.

Name of stockholder:        ______________________________________

Signature:                  ______________________________________

Name and Title:             ______________________________________
(if applicable)
Date:                       ______________________________________

if the shares are held jointly:

Signature of joint holder:  ______________________________________

Date:                       ______________________________________